________________________________________________________________________________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________


                                    FORM 8-K




                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 19, 2003





                               MUZAK HOLDINGS LLC
            (Exact Name of Registrant as Specified in their charter)


          DELAWARE                        333-78573              04-3433730
 (State or Other Jurisdiction      (Commission File Number)   (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                               3318 LAKEMONT BLVD.
                               FORT MILL, SC 29708

                    (Address of Principal Executive Offices)



                                 (803) 396-3000

              (Registrant's telephone number, including area code)

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events

September 19, 2003--Earlier this morning, Telestar 4, the satellite that provides the signal for our ENCOMPASS LE(TM) receivers, experienced a technical malfunction. We were informed that service on Telestar 4, operated by Loral Skynet, is incapable of being restored. We have secured comparable transponder capacity through Microspace Communications on AMC-1, a digital satellite of SES Americom. We, together with our franchisees, serve approximately 35,000 MUZAK(R) client locations that have been affected by this malfunction.

The restoration of service requires the re-pointing of satellite dishes to AMC-1. We immediately began this process, and our owned operations are currently working to restore the approximately 20,000 MUZAK(R) client locations located within our owned territories. This process is a priority of our technician workforce until all client locations are restored.

As previously disclosed, we have insurance that provides up to $1.5 million of coverage for our re-pointing costs.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    September 19, 2003

                                               Muzak Holdings LLC

                                               By: /S/ Stephen P. Villa
                                               --------------------------------
                                               Name:    Stephen P. Villa
                                               Title:   Chief Financial Officer,
                                                        Chief Operating Officer